Exhibit 99.1

News Release

Investor Relations Contact:

Jennifer Jarman

The Blueshirt Group

415-217-7722

jennifer@blueshirtgroup.com

InsWeb Third Quarter 2008 Conference Call Remarks Made Available on the Company’s Investor Relations Website

SACRAMENTO, Calif., October 23, 2008 – InsWeb Corp. (NASDAQ: INSW), a leading online insurance marketplace, today announced that a copy of the formal remarks made by Management on its third quarter 2008 conference call is now accessible from the “Events and Presentations” page of its investor relations website at http://investor.insweb.com/events.cfm.

The document includes an amendment to a statement made by chairman and CEO Hussein Enan on the Company’s third quarter 2008 conference call held October 22, 2008. The correct statement is as follows: “So we had to spend more to acquire consumers, particularly for display advertising, although we are now seeing a consistent trend of reduction in the cost and an increase in the availability of display advertising.” (sted …reduction in the cost and availability of display advertising) .

About InsWeb

InsWeb (NasdaqCM: INSW) enables consumers to compare multiple, actionable quotes for auto, term life, health, homeowners, renters and condominium insurance offerings from many of the nation’s highly rated insurers. The top-rated online insurance marketplace also provides interactive tools and independent research. Headquartered in Sacramento, Calif., InsWeb is accessible at www.insweb.com.

For further information regarding InsWeb Corporation and risk factors associated with the Company’s business, please review the Company’s filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and in particular Management’s Discussion and Analysis of Financial Condition and Results of Operations.

“INSWEB” and “AGENTINSIDER” are registered service marks of InsWeb Corporation. All marks above are those of InsWeb Corporation, except for those of insurance insurers, brokers, agents, industry organizations, financial institutions, online partners, service providers, other mentioned companies and educational institutions, which are the marks of their respective entities.